Exhibit 99.1

New Relic Announces First Quarter of Fiscal Year 2017 Results

Revenue increased 54% year-over-year to $58.6 million in the first quarter

Positive quarterly cash from operations

San Francisco – August 2, 2016 – Software analytics company New Relic, Inc. (NYSE: NEWR) today announced financial results for the first fiscal quarter ended June 30, 2016.

“During the first quarter we continued to see mainstream global customers and industries turn to New Relic to help them analyze and improve their digital customer experiences, particularly as many move their workloads to the cloud, “said Lew Cirne, founder and CEO, New Relic. “This included our first-ever seven-figure ‘land’ deal with a large global retailer, which we see as validating our importance to both small companies and large enterprises alike.”

“While continuing to focus on growth, once again we were able to show significant leverage in our operating model and achieved positive cash from operations and free cash flow,” said Mark Sachleben, CFO, New Relic. “We improved our GAAP operating margin by roughly 900 bps year-over-year, our Non-GAAP operating margin by approximately 1,000 bps, and continue to expect we can achieve similar levels of improvement for the full fiscal year.”

First Quarter 2017 Financial Highlights:

•	Revenue of $58.6 million, up 54% compared with the first quarter of fiscal 2016 and 12% from the fourth quarter of fiscal 2016.

•	GAAP loss from operations was $18.0 million for the first quarter of fiscal 2017, compared with $15.1 million for the first quarter of fiscal 2016. Non-GAAP loss from operations was $9.8 million for the first quarter of fiscal 2017, compared with $10.1 million for the first quarter of fiscal 2016.

•	GAAP net loss per share was $0.36 for the first quarter of fiscal 2017 based on 50.2 million weighted-average shares outstanding, compared with $0.32 for the first quarter of fiscal 2016 based on 47.2 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.20 for the first quarter of fiscal 2017, compared with $0.21 for the first quarter of fiscal 2016.

•	Cash, cash equivalents and short-term investments were $196.1 million at the end of the first quarter of fiscal 2017, compared with $191.3 million at the end of the fourth quarter of fiscal 2016.

Customer Highlights:

•	Paid Business Accounts as of June 30, 2016 of 14,048.

•	Dollar-Based Net Expansion Rate for the first quarter of fiscal 2017 of 118%.

•	New or expanded customers in the first quarter of fiscal 2017 included: Alliance Payroll Services, Ancestry.com, Atom Tickets, Australia Post, Bain Capital, Best Western Hotels & Resorts, Domain Group, FinnAir, HOTEL DE GmbH, Intercom, Irish Distillers Group, Kibo Software Inc., MIT Resources Development, New Zealand Lotteries Commission, OLX, Quicken, Ring, Schneider Electric, Skandiabanken, State of Louisiana, Symantec, Telenor Digital, TopGolf International, Total Wine & More, Trainline, Webroot and Willis Towers Watson.

First Quarter & Recent Business Highlights:

•	Achieved Amazon Web Services Partner Network Migration Competency.

•	Announced expansion of FutureStack [https://newrelic.com/press-release/20160620] technology event and user conference into a global series taking place in London, New York and San Francisco.

•	Announced real-user monitoring support for web applications built with single-page application (SPA) [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Introduces-Advanced-Real-User-Monitoring-Delivering-Complete-Visibility-into-Modern-Web-Applications/default.aspx] frameworks and libraries.

•	Released public beta featuring support for modern applications using the Go programming language [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Extends-Leadership-for-Multi-Language-Application-Environments-With-Support-for-Go/default.aspx].

Outlook:

New Relic is initiating its outlook for its second quarter of fiscal 2017, as well as updating its outlook for the full fiscal year 2017. New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per share to their most directly comparable GAAP measure because certain items, namely stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans, are out of New Relic’s control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Second Quarter Fiscal 2017 Outlook:

•	Revenue between $61.0 million and $62.0 million, representing year-over-year growth of between 42% and 44%.

•	Non-GAAP loss from operations of between $8.1 million and $9.1 million.

•	Non-GAAP net loss per share of between $0.16 and $0.18. This assumes 51.4 million weighted average common shares outstanding.

•	Full Year Fiscal 2017 Outlook:

•	Revenue between $251.0 million and $255.0 million, representing year-over-year growth of between 38% and 41%.

•	Non-GAAP loss from operations of between $31.0 million and $34.0 million.

•	Non-GAAP net loss per share of between $0.60 and $0.66. This assumes 51.7 million non-GAAP weighted average common shares outstanding.

Conference Call Details:

•	What: New Relic financial results for the first quarter fiscal 2017 and outlook for the second quarter of fiscal 2017 and the full year of fiscal 2017

•	When: August 2, 2016 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•	Dial in: To access the call in the U.S., please dial (877) 201-0168, and for international callers, please dial (647) 788-4901. Callers may provide confirmation number 46197650 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•	Replay: Following the completion of the call through 11:59 PM Eastern Time on August 9, 2016, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 46197650.

About New Relic

New Relic is a software analytics company that delivers real-time insights to more than 14,000 paid business accounts. As a multi-tenant SaaS platform, the New Relic Software Analytics Cloud helps companies securely monitor their production software in virtually any environment, without having to build or maintain dedicated infrastructure. New Relic helps companies improve application performance, create delightful customer experiences, and realize business success. Learn more at newrelic.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2017 and for the full year of fiscal 2017, such as revenue, non-GAAP operating loss, non-GAAP net loss per share, non-GAAP operating income, cash from operations, free cash flow, and capital expenditures, market trends and opportunity, potential seasonality, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, the increase in mainstream and larger customers and transaction sizes, the timing of the release of New Relic’s infrastructure monitoring product in beta and general availability as well as demand therefor, the effect of New Relic Essentials and cloud pricing, and changes to New Relic’s days sales outstanding, deferred revenue, and overall invoice duration. These forward-looking statements are based on New

Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic’s ability to persuade New Relic’s customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Annual Report on Form 10-K for the fiscal year ended March 31, 2016. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net loss per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by weighted average shares used to compute net loss per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:

Stock-based Compensation and amortization of stock-based compensation capitalized in software development costs: New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.

Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.

Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions.

New Relic is a registered trademark of New Relic, Inc.

All product and company names herein may be trademarks of their registered owners.

Investor Contact

Jonathan Parker

New Relic, Inc.

503-336-9280

IR@newrelic.com

Media Contact

Andrew Schmitt

New Relic, Inc.

415-869-7109

aschmitt@newrelic.com

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2016	2015

Revenue	$58,607	$38,145
Cost of revenue	11,655	7,866

Gross profit	46,952	30,279
Operating expenses:
Research and development	15,969	8,754
Sales and marketing	38,786	28,683
General and administrative	10,236	7,984

Total operating expenses	64,991	45,421

Loss from operations	(18,039)	(15,142)
Other income (expense):
Interest income	221	141
Interest expense	(21)	(14)
Other expense, net	(111)	(2)

Loss before income taxes	(17,950)	(15,017)
Income tax provision	121	102

Net loss	$(18,071)	$(15,119)

Net loss per share, basic and diluted	$(0.36)	$(0.32)

Weighted-average shares used to compute net loss per share, basic and diluted	50,224	47,190

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	June 30, 2016	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$81,655	$65,914
Short-term investments	114,474	125,414
Accounts receivable, net of allowance for doubtful accounts of $628 and $664, respectively	28,819	32,514
Prepaid expenses and other current assets	9,762	6,109

Total current assets	234,710	229,951

Property and equipment, net	40,202	40,147
Restricted cash	8,115	8,115
Goodwill	11,828	11,828
Intangible assets, net	3,416	3,661
Other assets	772	742

Total assets	$299,043	$294,444

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,265	$4,450
Accrued compensation and benefits	10,829	11,631
Other current liabilities	5,183	4,725
Deferred revenue	80,661	72,397

Total current liabilities	103,938	93,203

Deferred rent, non-current	5,952	4,658
Deferred revenue, non-current	1,567	2,326
Other liabilities, non-current	1,006	1,024

Total liabilities	112,463	101,211

Stockholders’ equity:
Common stock, $0.001 par value	51	50
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	403,918	392,511
Accumulated other comprehensive income	32	22
Accumulated deficit	(217,158)	(199,087)

Total stockholders’ equity	186,580	193,233

Total liabilities and stockholders’ equity	$299,043	$294,444

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net loss:	$(18,071)	$(15,119)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,222	3,301
Stock-based compensation expense	7,338	4,659
Other	293	418
Changes in operating assets and liabilities:
Accounts receivable	3,695	(4,721)
Prepaid expenses and other assets	(3,567)	(384)
Accounts payable	996	(387)
Accrued compensation and benefits and other liabilities	(324)	827
Deferred revenue	7,505	9,332
Deferred rent	1,319	(70)

Net cash provided by (used in) operating activities	3,406	(2,144)

Cash flows from investing activities:
Purchases of property and equipment	(1,527)	(2,671)
Purchases of short-term investments	(24,875)	(43,146)
Proceeds from sale and maturity of short-term investments	35,774	13,625
Capitalized software development costs	(712)	(2,209)

Net cash provided by (used in) investing activities	8,660	(34,401)

Cash flows from financing activities:
Proceeds from issuance of common stock from employee stock options	3,675	1,516

Net cash provided by financing activities	3,675	1,516

Net increase (decrease) in cash and cash equivalents	15,741	(35,029)
Cash and cash equivalents, beginning of period	65,914	105,257

Cash and cash equivalents, end of period	$81,655	$70,228

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2016	2015
Reconciliation of gross profit and gross margin:

GAAP gross profit	$46,952	$30,279
Plus: Stock-based compensation	381	251
Plus: Amortization of purchased intangibles	200	200
Plus: Amortization of stock-based compensation capitalized in software development costs	165	100
Plus: Employer payroll tax on employee equity incentive plans	22	—

Non-GAAP gross profit	$47,720	$30,830

GAAP gross margin	80%	79%
Non-GAAP adjustments	1%	2%

Non-GAAP gross margin	81%	81%

Reconciliation of operating expenses:
GAAP research and development	$15,969	$8,754
Less: Stock-based compensation	(2,541)	(1,038)
Less: Employer payroll tax on employee equity incentive plans	(128)	—

Non-GAAP research and development	$13,300	$7,716

GAAP sales and marketing	$38,786	$28,683
Less: Stock-based compensation	(2,762)	(1,976)
Less: Amortization of purchased intangibles	(11)	(13)
Less: Employer payroll tax on employee equity incentive plans	(129)	—

Non-GAAP sales and marketing	$35,884	$26,694

GAAP general and administrative	$10,236	$7,984
Less: Stock-based compensation	(1,654)	(1,394)
Less: Lawsuit litigation	(2)	(17)
Less: Amortization of purchased intangibles	(34)	(40)
Less: Employer payroll tax on employee equity incentive plans	(210)	—

Non-GAAP general and administrative	$8,336	$6,533

Reconciliation of loss from operations and operating margin:

GAAP loss from operations	$(18,039)	$(15,142)
Plus: Stock-based compensation	7,338	4,659
Plus: Lawsuit litigation	2	17
Plus: Amortization of purchased intangibles	245	253
Plus: Amortization of stock-based compensation capitalized in software development costs	165	100
Plus: Employer payroll tax on employee equity incentive plans	489	—

Non-GAAP loss from operations	$(9,800)	$(10,113)

GAAP operating margin	(31%)	(40%)
Non-GAAP adjustments	14%	13%

Non-GAAP operating margin	(17%)	(27%)

Reconciliation of net loss:

GAAP net loss	$(18,071)	$(15,119)
Plus: Stock-based compensation	7,338	4,659
Plus: Lawsuit litigation	2	17
Plus: Amortization of purchased intangibles	245	253
Plus: Amortization of stock-based compensation capitalized in software development costs	165	100
Plus: Employer payroll tax on employee equity incentive plans	489	—

Non-GAAP net loss	$(9,832)	$(10,090)

Reconciliation of net loss per share, basic and diluted:

GAAP net loss per share, basic and diluted	$(0.36)	$(0.32)
Non-GAAP adjustments to net loss	0.16	0.11

Non-GAAP net loss per share, basic and diluted	(0.20)	(0.21)

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows

(In thousands; unaudited)

	Three Months Ended June 30,
	2016	2015
Net cash provided by (used in) operating activities	$3,406	$(2,144)
Capital expenditures	(1,527)	(2,671)
Capitalized software development costs	(712)	(2,209)

Free cash flows (Non-GAAP)	$1,167	$(7,024)